Exhibit 99.1

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT (this “Agreement”), dated as of June 6, 2012, by and among Ultra Electronics Defense, Inc., a Delaware corporation (“UEDI”), and Steel Partners Holdings L.P., a Delaware limited partnership (the “Stockholder”), a stockholder of DGT Holdings Corp., a New York corporation (the “Company”).

Concurrently with the execution and delivery of this Agreement, UEDI is entering into an Asset Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, with the Company and RFI Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“RFI”), which Purchase Agreement provides for the purchase by UEDI from RFI of substantially all of the assets of RFI, upon the terms and subject to the conditions set forth in the Purchase Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

As of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of the number and type of securities of the Company set forth on Schedule I hereto.

As a condition to the willingness of UEDI to enter into the Purchase Agreement and as an inducement and in consideration therefor, UEDI and the Stockholder have agreed to enter into this Agreement.

The parties, intending to be legally bound, agree as follows:

SECTION 1.  Stockholder Meetings; Voting.  The Stockholder hereby agrees that from and after the date hereof and until this Agreement is terminated in accordance with Section 5, the Stockholder shall appear in person or by proxy at any meeting of the stockholders of the Company called for purposes that include the approval and adoption of the Purchase Agreement and the consummation of the transactions contemplated thereby (the “Contemplated Transactions”) or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Purchase Agreement and the Contemplated Transactions is sought by the Company.

The Stockholder hereby agrees that from and after the date hereof and until this Agreement is terminated in accordance with Section 5, the Stockholder shall exercise all of its rights as a holder of securities of the Company to vote: (i) in favor of the approval and adoption of the Purchase Agreement and the Contemplated Transactions; (ii) against any proposal made in opposition to, or in competition with, approval and/or adoption of the Purchase Agreement and the Contemplated Transactions; and (iii) against any other action that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, discourage or adversely affect the approval and adoption of the Purchase Agreement and the Contemplated Transactions; at any meeting of the stockholders of the Company called for purposes that include the approval and/or adoption of the Purchase Agreement and/or the Contemplated Transactions or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Purchase Agreement or the Contemplated Transactions is sought by the Company.  Notwithstanding the foregoing, the Stockholder shall remain free to vote (or execute consents or proxies with respect to) the securities of the Company with respect to any matter not covered by this Section 1 in any manner it deems appropriate.

SECTION 2.  Restriction on Transfer; Proxy.

(a)  The Stockholder agrees that it will not, prior to the termination of this Agreement: (i) transfer, assign, sell, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of any or all of the securities of the Company held by it (whether of record or beneficially), including any additional securities of the Company which the Stockholder may subsequently acquire, including all additional equity securities which may be issued to Stockholder upon the exercise of any options, warrants or other securities convertible into or exchangeable for securities of the Company (all such securities of the Stockholder, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (ii) enter into any derivative arrangement with respect to, or create or suffer to exist any liens or encumbrances with respect to, any or all of the Subject Securities or any right or interest therein; (iii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iv) grant any proxy, power-of-attorney or other authorization or consent with respect to any Subject Securities with respect to any matter that is, or that could be exercised in a manner, inconsistent with the transactions contemplated by the Purchase Agreement and this Agreement or the provisions thereof and hereof; (v) deposit any Subject Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any Subject Securities; or (vi) enter into any contract or agreement that would be breached by, or take any other action that would reasonably be expected to prevent or delay the Stockholder’s compliance with its obligations hereunder.

(b)  The Stockholder shall cause the Company to cause any transfer agent for the Subject Securities to decline to effect any Transfer and to note stop transfer restrictions on the stock register and other records relating to Subject Securities.

(c)  As security for the agreements of the Stockholder provided herein, the Stockholder hereby grants UEDI, and each of its officers and directors, a proxy to vote the Subject Securities as indicated in Section 1.  The Stockholder agrees that the proxy shall be irrevocable during the term of this Agreement and coupled with an interest and the Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Subject Securities.  Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement.

SECTION 3.  Representations and Warranties of the Stockholder. The Stockholder on its own behalf hereby represents and warrants to UEDI as follows:

(a)  The Stockholder is the record and beneficial owner of the securities of the Company set forth opposite the name of the Stockholder on Schedule I to this Agreement.  As of the date of this Agreement, the securities of the Company set forth opposite the name of the Stockholder on Schedule I to this Agreement represent all of the shares of securities of the Company owned (beneficially or of record) by the Stockholder.

(b)  The Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws the State of Delaware, and has all requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement.

(c)  This Agreement has been duly authorized, executed and delivered by the Stockholder.

(d)  This Agreement, assuming it constitutes a valid and binding obligation of UEDI, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e)  The execution, delivery and performance by the Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental authority or other third party, other than pursuant to the U.S. securities laws and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Contemplated Transactions or the Stockholder’s ability to observe and perform its material obligations hereunder.

(f)  The Stockholder’s Subject Securities are now, and at all times during the term hereof will be, held by the Stockholder or by a nominee or custodian for the benefit of the Stockholder, free and clear of all Liens.

(g)  The Stockholder understands and acknowledges that UEDI is entering into the Purchase Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

(h)  The Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions.

SECTION 4.  Representations and Warranties of UEDI.  UEDI hereby represents and warrants to the Stockholder as follows:

(a)  UEDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and UEDI has all requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b)  This Agreement has been duly authorized, executed and delivered by UEDI, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of UEDI, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)  The execution, delivery and performance by UEDI of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental authority or other third party, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Contemplated Transactions or UEDI’s ability to observe and perform its material obligations hereunder.

(d)  Except as set forth on Schedule 4(d) hereto, UEDI has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions.

SECTION 5.  Termination.  This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(a)  the termination of the Purchase Agreement in accordance with its terms;

(b)  the closing of the Contemplated Transactions;

(c)  any amendment to the Purchase Agreement which either (i) increases the amount of July 2011 Net Working Capital or (ii) decreases the amount of the $12,500,000 base Purchase Price, and which amendment is made without the consent of the Stockholder; and

(d)  the mutual written consent of UEDI and the Stockholder.

Sections 6 and 7 hereof shall survive the termination of this Agreement.

SECTION 6.  Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Purchase Agreement is adopted and approved or the Contemplated Transactions are consummated.

SECTION 7.  Miscellaneous.

(a)  Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, (b) one Business Day after it is sent by a nationally recognized overnight courier and addressed to the intended recipient as set forth below, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the intended recipient at the facsimile number set forth below:

If to the Stockholder, to:

Steel Partners Holdings L.P
590 Madison Avenue, 32nd Floor
New York, New York 10022
Attention:  Leonard McGill
Facsimile:  (212) 520-2301

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
65 East 55 th Street
New York, New York 10022
Attention:  Jeffrey Spindler, Esq.
Facsimile:  (212) 451-2222

If to UEDI:

c/o Ultra Electronics Defense, Inc.
7625 Omnitech Place
Victor, NY 14564-9795
Attention:  Paul E. Fardellone
Facsimile:  (585) 924-5732

With a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention:  Nancy Fuchs
Facsimile:  (212) 836-8689

Either party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Either party may change the address and/or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(b)  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original to the other parties.

(d)  Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any legal or equitable rights or remedies or benefits of any nature whatsoever.

(e)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(f)  Assignment; Binding Effect.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.  Subject to the preceding sentences, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.

(g)  Severability of Provisions.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable with the minimum of changes to the terms hereof.

(h)  Specific Performance, Jurisdiction, Enforcement.

(i)  The Stockholder agrees that irreparable damage for which money damages, even if available, would not be an adequate remedy, if any provision of this Agreement is not performed by the Stockholder in accordance with its specific terms or is otherwise breached. Accordingly, the Stockholder agrees that, prior to the valid termination of this Agreement in accordance with Section 5, UEDI shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it is entitled at law or in equity.  The Stockholder further  agrees that UEDI shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7(h), and the Stockholder hereby irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(ii)  The Stockholder agrees that any legal action or proceeding arising out of or in connection with this Agreement shall be brought in any of the state courts of the State of New York located within the County of New York or in the federal court of the United States of America located in the Southern District of the State of New York and the Stockholder agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such action, suit or proceeding.

(i)  Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

ULTRA ELECTRONICS DEFENSE, INC.

By:	/s/ Paul E. Fardellone
	Name:	Paul E. Fardellone
	Title:	President

STEEL PARTNERS HOLDINGS L.P.

By:	/s/ Jack Howard
	Name:	Jack Howard
	Title:	President

[Signature Page to Stockholder Agreement]